Entech Solar Announces Commencement of Rights Offering

Fort Worth, TX – August 6, 2010 – Entech Solar, Inc. (OTCBB: ENSL.OB) (the “Company”, “Entech Solar” or “Entech”), announced today the commencement of the previously announced offering of subscription rights to acquire an aggregate of up to 37,500,000 shares of Entech’s common stock. Entech’s registration statement on Form S-1 related to the rights offering was declared effective by the Securities and Exchange Commission on August 5, 2010.

Under the terms of the rights offering and subject to applicable law, Entech will distribute, at no charge, to the holders of record as of 5:00 p.m., New York City time, on August 4, 2010 (the “Record Date”) of its common stock, transferrable subscription rights (each a “Right” and collectively “Rights”) to purchase additional shares of Entech’s common stock.  Holders of Entech’s common stock as of the Record Date will receive one Right for each share of common stock owned on the Record Date. Each right will be exercisable to purchase 0.1166 shares of common stock at a subscription price of $0.08 per share. Entech will not issue fractional rights or shares; if applicable, fractional shares of common stock resulting from the exercise of the Rights will be eliminated by rounding down to the nearest whole share.

The Rights will terminate and the rights offering will expire at 5:00 p.m. New York City time, on September 20, 2010.

Assuming subscriptions for all of the shares offered in the rights offering, Entech estimates that the proceeds from the offering will be approximately $3.0 million, less expenses. Entech intends to use the proceeds primarily for general corporate and working capital purposes.

Requests for additional copies of documents mailed to Entech’s holders of common stock as of the Record Date, including the prospectus, may be may be made by telephone at 817-224-3600, by e-mail at ir@entechsolar.com or by letter addressed to Entech Solar, Inc., 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177, Attention: Investor Relations.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, the rights have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

About Entech Solar

Entech Solar, Inc. is a leading developer of solar energy technologies and sustainable day lighting solutions for the commercial, industrial and utility markets. Entech Solar designs concentrating solar modules that directly produce electricity from sunlight as part of the SolarVolt™ product line. The Company also manufactures and markets the Entech™ Tubular Skylight, a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green building initiatives. For more information, please visit www.entechsolar.com.

Forward Looking Statements

Except for historical information contained herein, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements, identified by words like “plan”, “believe”, “intend”, “expect”, “anticipate” and similar words, include statements about the Company’s product development, certification and commercialization plans, future revenues, strategic goals, and value to customers. These forward looking statements involve known risks and uncertainties that may cause actual results to differ materially from such forward looking statements. Factors that may cause such differences include the fact that the Company operates in an industry where stock prices are volatile; results of operations may be influenced by regulatory changes and other factors beyond the Company’s control; the Company has and may continue to experience cash flow difficulties; the Company is rapidly working to develop its technology; and other risks set forth in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, each as filed with the Securities and Exchange Commission. In assessing forward looking statements readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. If any such risks actually occur, they could materially adversely affect the Company’s business, financial condition or results of operations. In that case, the trading prices of the Company’s common shares could decline, perhaps materially. Readers are cautioned not to place undue reliance upon any such forward looking statements, which speak only as of the date made. Forward looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future and such information may not be appropriate for other purposes. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward looking statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based, expect as required by law.

Entech Solar Investor Relations Contact:

Chas Michel

817-224-3600

ir@entechsolar.com